UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

Morgan Stanley

_______________________________________________

(Exact name of Registrant as specified in its charter)

Delaware	1−11758	36−3145972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York 10036

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(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 761−4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) significantly revised U.S. corporate income tax law by, among other things, reducing the corporate income tax rate to 21% and implementing a modified territorial tax system that includes a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

Morgan Stanley (the “Company”) estimates, based on currently available information, that net income for the quarter ending December 31, 2017, will include an aggregate net discrete tax provision of approximately $1.25 billion, comprised of an approximate $1.4 billion net discrete tax provision as a result of the enactment of the Tax Act, primarily from the remeasurement of certain net deferred tax assets using the lower enacted corporate tax rate, partially offset by an approximate $160 million net discrete tax benefit, primarily associated with the remeasurement of reserves and related interest relating to the status of multi-year Internal Revenue Service tax examinations.

The estimated enactment discrete tax provision incorporates assumptions made based upon the Company’s current interpretation of the Tax Act, and may change as we receive additional clarification and implementation guidance and as the interpretation of the Tax Act evolves over time.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. The forward-looking statements contained in this Current Report on Form 8-K relating to the impact of the newly enacted Tax Act are based on currently available information, as well as our current interpretations, assumptions and expectations relating to the Tax Act, and are subject to change, possibly materially, as the Company completes its year-end financial statements. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other items throughout the Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K, including any amendments thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	January 5, 2018	By:	/s/ Paul C. Wirth
			Name:	Paul C. Wirth
			Title:	Deputy Chief Financial Officer